  Exhibit 99.4

TPT Global Tech, Inc. Acquires Clinical Laboratory In West Palm Beach, Florida To Facilitate Immediate Operation Of Its Mobile "QuikLABs" In Florida

SAN DIEGO, CA / ACCESSWIRE / September 4, 2020 / TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCQB:TPTW) announced today that it has completed an agreement with Rennova Health, Inc. (RNVA) to purchase Epic Reference Labs, a high complexity clinical laboratory located in West Palm Beach, Florida. The agreement includes EPIC's current CLIA certificate of registration that enables TPT MedTech's Mobile QuikLABs to operate in 46 US States delivering rapid Covid-19 Point-of-Care testing and monitoring. Closing of the acquisition is subject to normal change of ownership application and notification to certain regulatory and licensing bodies. Until the change of ownership is complete Rennova will operate the laboratory under agreement on behalf of TPT ..

Epic Reference Labs is a state of the art modern clinical laboratory with over 7000 sq. ft. space and is licensed as a comprehensive clinical laboratory providing molecular testing in the heart of West Palm Beach, Florida. The laboratory in addition to basic clinical services will be the core lab for the new Mobile "QuikLAB" initiative that delivers clinical laboratory testing directly to patient locations. The state of the art facility supports the infrastructure for comprehensive follow up molecular testing plus on site rapid testing for a wide variety of medical conditions. These range from testing nucleic acids, antigens and host antibodies for detecting viral infections to tests for diagnosis and treatment of cardio-metabolic and neuropsychiatric diseases.

The immense cost efficiency of preventive healthcare will allow corporations to host the mobile units' onsite for large-scale voluntary testing and monitoring of workforce wellness with results and guidance communicated to users in minutes.

"We are excited to complete the acquisition of Epic Reference Labs from Rennova Health to secure our CLIA certifications as we prepare to launch our "QuikLAB" operations in Florida before expanding to the rest of the United States.", says Stephen Thomas CEO of TPTW. "Our first purpose built QuikLAB was recently delivered to Miami and we look forward to initiating testing in the coming weeks"

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contact:

Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.